Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS SOLID SECOND QUARTER RESULTS EXCEEDING CONSENSUS

o	FFO per share up 6.5%
o	Sales psf increases 6.3%
o	Occupancy increases 2.2%

        BLOOMFIELD HILLS, Mich., July 21, 2005 - Taubman Centers, Inc. (NYSE:TCO) today announced its financial results for the second quarter 2005.

        Net income (loss) allocable to common shareholders per diluted share (EPS) was $(0.09) for the quarter ended June 30, 2005, versus $(0.08) for the quarter ended June 30, 2004. EPS for the six months ended June 30, 2005 was $(0.04) per diluted common share, versus $0.00 per diluted common share for the first six months of 2004.

        For the quarter ended June 30, 2005, Funds from Operations (FFO) per diluted share was $0.49, up 6.5 percent from $0.46 per share for the quarter ended June 30, 2004. For the six months ended June 30, 2005 FFO per diluted share was $1.05, up 6.1 percent from $0.99 for the first six months of 2004.

        “These results were driven by strong rents and recoveries at our centers,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “The retail real estate environment continues to be very positive and our centers are clearly benefiting.”

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Strong Tenant Sales, Occupancy

        Mall tenant sales per square foot increased 6.3 percent for the quarter and 7.0 percent for the six month period ended June 30. “Our growth continues to be driven by strong sales at our Florida properties and at Willow Bend,” said Mr. Taubman. “Our strongest categories of merchandising have been women’s accessories, electronics, food and unisex apparel.”

        Leased space at June 30 was 90.9 percent, up 1.5 percent from June 30, 2004. Total occupancy for the portfolio was 88.7 percent at June 30, up 2.2 percent from June 30, 2004. Including temporary tenants, occupancy was 91.1 percent at June 30, up 2.6 percent from 88.5 percent on June 30, 2004.

        Average rent per square foot was $41.72 for the quarter in the consolidated portfolio, up 3.0 percent from the second quarter of 2004. Average rent for the quarter in the unconsolidated joint ventures was $42.52, similar to the second quarter of 2004.

        “We have now experienced strong sales momentum at our centers for over two years,” said Mr. Taubman. “This is resulting in solid occupancy increases across our portfolio as retailers continue to be optimistic about their future prospects.”

Financings

        In June the company entered into an agreement to issue $87 million of 7.625 percent Series H Cumulative Redeemable Preferred Stock. The shares were issued on July 1, 2005 and trade on the New York Stock Exchange under the symbol TCO Pr H. Proceeds were used to redeem $87 million of the company’s 8.3 percent Series A Cumulative Redeemable Preferred Stock (NYSE: TCO Pr A). As a result the company will record in the third quarter a $3.1 million charge representing original issuance costs of the Series A preferred shares.

        In May the company completed a $200 million 10-year non-recourse financing with an all-in rate of 5.49 percent on The Mall at Wellington Green (Wellington, Fla.). Proceeds were used to pay off the existing $140 million loan and to pay down the company’s line of credit.

        “We have taken advantage of a very favorable rate environment to reduce both our long-term financing costs and our exposure to floating interest rates,” said Lisa A. Payne, Taubman Centers vice chairman and chief financial officer. “As of June 30, our share of floating rate debt represents 9.2 percent of our total market capitalization and our interest coverage is 2.4 times.”

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Strong Development Pipeline

        The company’s announced development activities are continuing on track. “We have several exciting projects under construction and a strong development pipeline. We also have other projects that are in the early stages and not yet announced. We are very confident that we will be able to sustain our development goal of profitably investing at least $100-$150 million on average annually over the foreseeable future,” said Mr. Taubman. The company’s current projects follow:

Project	Description	Status*	Anticipated Opening Date

Northlake Mall	Traditional Regional Mall	Under Construction	September 15, 2005
(Charlotte, NC)

The Mall at Wellington Green	New City Furniture Store	Under Construction	October 2005
(Wellington, Fla.)

Waterside Shops at Pelican Bay	Expansion, including new Nordstrom	Under Construction	November 2005
(Naples, Fla.)			(Nordstrom in Fall 2007
or Spring 2008)

Woodland	New Cinemark theatre, restaurants	Under Construction	Fall 2005
(Grand Rapids, Mich.)

The Pier at Caesars	Casino-Related Retail	Under Construction	Early 2006
(Atlantic City, NJ)

Cherry Creek Shopping Center	New Nordstrom	Pre-development	Fall 2006
(Denver, Col.)

Dolphin Mall	New Bass Pro Store	Pre-development	Late 2006
(Miami, Fla.)

Partridge Creek Fashion Park	Fashion Park Development	Pre-development	2007
(Clinton Twp., Mich.)

The Mall at Oyster Bay	Traditional Regional Mall	Pre-development	2007
(Town of Oyster Bay, N.Y.)

Twelve Oaks Mall	Expansion, including new Nordstrom	Pre-development	Fall 2007
(Novi, Mich.)

Stamford Town Center	Expansion	Pre-development	TBD
(Stamford, Conn.)

The Shops at City Square	Traditional Regional Mall	Pre-development	TBD
(Salt Lake City, Utah)	- part of mixed use project

New Songdo City retail	Retail Component of project	Letter of Interest	TBD
(New Songdo City, Korea)

        * For more information about the status and ownership structure of these projects, see the company's SEC filings

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Taubman Centers/4

Financial Outlook

        The company is adjusting its previous FFO per share guidance of $2.10 to $2.15 for the $0.04 anticipated third quarter financing-related accounting charge relating to the original issuance costs of the redeemed Series A preferred shares. The new range is $2.06 to $2.11 per share.

        Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $(0.15) to $0.05 per share.

Supplemental Investor Information Available

        The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

o	Income Statements
o	Earnings Reconciliations
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt and Equity Information
o	Construction and Center Openings
o	Capital Spending
o	Acquisitions
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will host a conference call on July 22 at 10:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.fulldisclosure.com and www.streetevents.com . The online replay will follow shortly after the call and continue for approximately 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns and/or manages 22 urban and suburban regional and super regional shopping centers in 10 states. In addition, two centers are under construction. Northlake Mall is scheduled to open September 15, 2005 and The Pier at Caesars is scheduled to open in early 2006. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three and Six Months Ended June 30, 2005 and 2004

(in thousands of dollars, except as indicated)

	Three Months Ended June 30		Six Months Ended June 30

	2005	2004	2005	2004

Income before discontinued operations and minority and preferred interests	11,227	11,432	29,443	30,634
Minority interest in consolidated joint ventures	(10)	(7)	(16)	(185)
Minority share of income of TRG (1)	(2,364)	(2,664)	(7,529)	(8,283)
Distributions in excess of earnings allocable to minority partners (1)	(6,602)	(6,192)	(10,612)	(9,416)
TRG preferred distributions	(615)	(2,489)	(1,230)	(4,739)
Net income	1,636	233	10,056	8,164
Preferred dividends	(6,150)	(4,150)	(12,300)	(8,300)
Net income (loss) allocable to common shareowners	(4,514)	(3,917)	(2,244)	(136)
Net income per common share - basic and diluted	(0.09)	(0.08)	(0.04)	(0.00)
Beneficial interest in EBITDA - consolidated businesses (2)	56,170	50,055	116,816	105,899
Beneficial interest in EBITDA - unconsolidated joint ventures (2)	25,989	27,916	52,324	56,641
Funds from Operations - Operating Partnership (2)	40,473	37,634	86,490	82,299
Funds from Operations allocable to TCO (2)	25,220	22,803	53,411	50,093
Funds from Operations per common share - basic (2)	0.50	0.46	1.07	1.01
Funds from Operations per common share - diluted (2)	0.49	0.46	1.05	0.99
Weighted average number of common shares outstanding	50,520,169	49,089,844	50,084,438	49,643,212
Common shares outstanding at end of period	50,697,418	48,008,562
Weighted average units - Operating Partnership - basic	81,074,086	81,018,609	81,054,654	81,584,703
Weighted average units - Operating Partnership - diluted	81,956,693	82,412,523	82,005,515	83,050,050
Units outstanding at end of period - Operating Partnership	81,074,098	79,980,841
Ownership percentage of the Operating Partnership at end of period	62.5%	60.1%
Number of owned shopping centers at end of period	21	21	21	21

Operating Statistics:
Mall tenant sales	913,408	833,223	1,799,299	1,630,091
Ending occupancy (3)	88.7%	86.5%	88.7%	86.5%
Average occupancy (3)	88.5%	86.3%	88.5%	86.4%
Leased space at end of period (3)(4)	90.9%	89.4%	90.9%	89.4%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)(6)	15.9%	16.9%	15.9%	17.1%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)(6)	14.3%	15.1%	14.4%	15.7%
Rent per square foot - consolidated businesses (6)	41.72	40.52	41.60	40.56
Rent per square foot - unconsolidated joint ventures (6)	42.52	42.48	42.54	42.56

Taubman Centers/6

(1)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and six months ended June 30, 2005 and 2004 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(2)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported EBITDA and FFO amounts.

(3)	2004 statistics have been restated to include anchor spaces at value centers (Arizona Mills, Dolphin Mall, and Great Lakes Crossing).

(4)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(5)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

(6)	The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 — Income Statement
For the Quarters Ended June 30, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	63,300	46,024	54,009	50,274
Percentage rents	721	343	70	400
Expense recoveries	38,658	22,427	32,990	26,470
Management, leasing and development services	3,334		5,245
Other	11,576	1,948	6,623	2,479

Total revenues	117,589	70,742	98,937	79,623

OPERATING EXPENSES:
Recoverable expenses (2)	35,491	19,251	30,673	22,713
Other operating	13,600	5,380	8,683	5,087
Costs related to unsolicited tender offer, net of recoveries			(44)
Management, leasing and development services	2,125		4,985
General and administrative	7,786		5,322
Interest expense	26,492	16,742	23,153	19,405
Depreciation and amortization	30,240	10,765	23,512	14,999

Total operating expenses	115,734	52,138	96,284	62,204

	1,855	18,604	2,653	17,419

Equity in income of Unconsolidated Joint Ventures	9,372		8,779

Income before discontinued operations and minority
and preferred interests	11,227		11,432
Discontinued operations (3)-
Net gain on disposition of interest in center			153
Minority and preferred interests:
TRG preferred distributions	(615)		(2,489)
Minority share of consolidated joint ventures	(10)		(7)
Minority share of income of TRG	(2,364)		(2,664)
Distributions in excess of minority share of income	(6,602)		(6,192)

Net income	1,636		233
Preferred dividends	(6,150)		(4,150)

Net income (loss) allocable to common shareowners	(4,514)		(3,917)

SUPPLEMENTAL INFORMATION (4):
EBITDA - 100%	60,070	47,090	50,357	53,122
EBITDA - outside partners' share	(3,900)	(21,101)	(302)	(25,206)

Beneficial interest in EBITDA	56,170	25,989	50,055	27,916
Beneficial interest expense	(25,108)	(9,318)	(22,904)	(10,187)
Non-real estate depreciation	(495)		(607)
Preferred dividends and distributions	(6,765)		(6,639)

Funds from Operations contribution	23,802	16,671	19,905	17,729

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	307	206	215	101

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $1.5 million and $1.0 million, respectively, of depreciation of center replacement assets for the three months ended June 30, 2005, and $1.0 million and $1.3 million, respectively, for the three months ended June 30, 2004.

(3)	During the three months ended June 30, 2004, a $0.2 million adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(4)	EBITDA and FFO for the three months ended June 30, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Year to Date Periods Ended June 30, 2005 and 2004

(in thousands of dollars)

	2005		2004

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	126,378	91,265	107,646	100,766
Percentage rents	2,417	1,662	1,103	2,284
Expense recoveries	73,295	43,585	63,990	52,386
Management, leasing and development services	5,534		10,229
Other	21,804	5,099	17,301	4,219

Total revenues	229,428	141,611	200,269	159,655

OPERATING EXPENSES:
Recoverable expenses (2)	67,188	36,754	58,459	44,102
Other operating	24,102	11,340	16,835	10,421
Costs related to unsolicited tender offer, net of recoveries			(1,044)
Management, leasing and development services	3,320		9,781
General and administrative	13,745		11,780
Interest expense	52,032	33,517	45,725	39,586
Depreciation and amortization	58,040	22,875	46,471	28,518

Total operating expenses	218,427	104,486	188,007	122,627

	11,001	37,125	12,262	37,028

Equity in income of Unconsolidated Joint Ventures	18,442		18,372

Income before discontinued operations and minority
and preferred interests	29,443		30,634
Discontinued operations (3)-
Net gain on disposition of interest in center			153
Minority and preferred interests:
TRG preferred distributions	(1,230)		(4,739)
Minority share of consolidated joint ventures	(16)		(185)
Minority share of income of TRG	(7,529)		(8,283)
Distributions in excess of minority share of income	(10,612)		(9,416)

Net income	10,056		8,164
Preferred dividends	(12,300)		(8,300)

Net income (loss) allocable to common shareowners	(2,244)		(136)

SUPPLEMENTAL INFORMATION (4):
EBITDA - 100%	124,027	95,330	106,523	108,052
EBITDA - outside partners' share	(7,211)	(43,006)	(624)	(51,411)

Beneficial interest in EBITDA	116,816	52,324	105,899	56,641
Beneficial interest expense	(49,382)	(18,647)	(45,212)	(20,761)
Non-real estate depreciation	(1,091)		(1,229)
Preferred dividends and distributions	(13,530)		(13,039)

Funds from Operations contribution	52,813	33,677	46,419	35,880

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	796	124	596	188

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $3.0 million and $1.8 million, respectively, of depreciation of center replacement assets for the six months ended June 30, 2005, and $2.1 million and $2.9 million, respectively, for the six months ended June 30, 2004.

(3)	During the six months ended June 30, 2004, a $0.2 million adjustment to the gain on disposition of Biltmore Fashion Park was recognized.

(4)	EBITDA and FFO for the six months ended June 30, 2004 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income (Loss) to Funds from Operations
For the Periods Ended June 30, 2005 and 2004

(in thousands of dollars)

	Three Months Ended		Year to Date

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	(4,514)	(3,917)	(2,244)	(136)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center		(153)		(153)
Depreciation and amortization (1):
Consolidated businesses at 100%	31,723	24,551	60,994	48,536
Minority partners in consolidated joint ventures	(2,506)	(46)	(4,545)	74
Share of unconsolidated joint ventures	7,299	8,950	15,235	17,508
Non-real estate depreciation	(495)	(607)	(1,091)	(1,229)

Add minority interests in TRG:
Minority share of income of TRG	2,364	2,664	7,529	8,283
Distributions in excess of minority share of income of TRG	6,602	6,192	10,612	9,416

Funds from Operations - TRG	40,473	37,634	86,490	82,299

Funds from Operations - TCO (2)	25,220	22,803	53,411	50,093

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. TRG’s beneficial interest in these amounts are $1.9 million and $1.7 million for the three months ended June 30, 2005 and 2004, respectively, and $3.7 million and $3.6 million for the six months ended June 30, 2005 and 2004, respectively. 2004 amounts have been restated to include such depreciation.

(2)	TCO ’s share of TRG’s FFO is based on an average ownership of 62% and 61% during the three months ended June 30, 2005 and 2004, respectively, and 62% and 61% during the six months ended June 30, 2005 and 2004, respectively.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2005 and 2004

(in thousands of dollars)

	Three Months Ended		Year to Date

	2005	2004	2005	2004

Net income (loss) allocable to common shareowners	(4,514)	(3,917)	(2,244)	(136)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center		(153)		(153)
Depreciation and amortization (1):
Consolidated businesses at 100%	31,723	24,551	60,994	48,536
Minority partners in consolidated joint ventures	(2,506)	(46)	(4,545)	74
Share of unconsolidated joint ventures	7,299	8,950	15,235	17,508

Add minority interests in TRG:
Minority share of income of TRG	2,364	2,664	7,529	8,283
Distributions in excess of minority share of income of TRG	6,602	6,192	10,612	9,416

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,765	6,639	13,530	13,039
Interest expense for all businesses in continuing operations	43,234	42,558	85,549	85,311
Interest expense allocable to minority partners in consolidated joint ventures	(1,384)	(249)	(2,650)	(513)
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,424)	(9,218)	(14,870)	(18,825)

Beneficial Interest in EBITDA - TRG	82,159	77,971	169,140	162,540

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2004 amounts have been restated to include such depreciation.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of June 30, 2005 and December 31, 2004

(in thousands of dollars)

	As of

	June 30, 2005	December 31, 2004

Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	2,980,583	2,936,964
Accumulated depreciation and amortization	(603,932)	(558,891)

	2,376,651	2,378,073
Investment in Unconsolidated Joint Ventures	134,878	129,934
Cash and cash equivalents	37,045	29,081
Accounts and notes receivable, net	32,307	32,124
Accounts and notes receivable from related parties	1,858	1,636
Deferred charges and other assets	60,222	61,586

	2,642,961	2,632,434

Liabilities:
Notes payable	1,979,072	1,930,439
Accounts payable and accrued liabilities	212,079	223,331
Dividends and distributions payable	14,487	13,892
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	99,879	106,367

	2,305,517	2,274,029

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Series G Cumulative Redeemable Preferred Stock
Common Stock	507	487
Additional paid-in capital	737,826	729,481
Accumulated other comprehensive income (loss)	(9,893)	(11,387)
Dividends in excess of net income	(420,323)	(389,503)

	308,227	329,188

	2,642,961	2,632,434

Combined Balance Sheet of Unconsolidated Joint Ventures (2):

Assets:
Properties	1,109,625	1,080,482
Accumulated depreciation and amortization	(376,232)	(360,830)

	733,393	719,652
Cash and cash equivalents	24,252	25,173
Accounts and notes receivable	15,942	22,866
Deferred charges and other assets	26,453	26,213

	800,040	793,904

Liabilities:
Notes payable	1,003,509	1,008,604
Accounts payable and other liabilities	54,765	53,706

	1,058,274	1,062,310

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(163,033)	(173,579)
Accumulated deficiency in assets - Joint Venture Partners	(91,871)	(91,259)
Accumulated other comprehensive income (loss) - TRG	(2,629)	(2,817)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(701)	(751)

	(258,234)	(268,406)

	800,040	793,904

(1)	Certain reclassifications have been made to prior year information to conform to current year classifications.

(2)	Amounts exclude The Pier at Caesars, a center under construction, which TRG made a $4 million contribution to in January 2005.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 — 2005 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2005 Before Redemption Charge		Redemption Charge (1)	Range for Year Ended December 31, 2005

Funds from Operations
per common share	2.10	2.15	(0.04)	2.06	2.11

Real estate depreciation - TRG	(1.62)	(1.54)		(1.62)	(1.54)

Depreciation of TCO's additional basis
in TRG	(0.15)	(0.15)		(0.15)	(0.15)

Distributions in excess of earnings allocable
to minority interest	(0.43)	(0.35)	(0.02)	(0.45)	(0.37)

Net income (loss) allocable
to common shareholders, per common share	(0.09)	0.11	(0.06)	(0.15)	0.05

(1)	During July 2005, the Company redeemed 3.48 million shares of Series A preferred stock with the proceeds of the issuance of Series H preferred stock. Emerging Issues Task Force Topic D-42, "The Effect on the Calculation of Earnings Per Share for the Redemption or Induced Conversion of Preferred Stock," provides that any excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders. As a result of application of Topic D-42, estimated 2005 Funds from Operations and net income (loss) allocable to common shareholders will be reduced by $3.1 million, representing the difference between the carrying value and the redemption price of the shares of Series A preferred stock redeemed.